Exhibit 99.1

Federated Investors, Inc. Reports Second Quarter 2012 Earnings

•	Record equity and fixed-income assets increase $1.4 billion during Q2 2012 to $90 billion

•	Equity and fixed-income fund gross sales reach a record $7 billion for Q2 2012

•	Board declares $0.24 per share quarterly dividend
(PITTSBURGH, Pa., July 26, 2012) - Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment managers, today reported earnings per diluted share (EPS) of $0.39 for the quarter ended June 30, 2012 as compared to $0.41 for the same quarter last year. Net income was $40.4 million for Q2 2012 compared to $42.4 million for Q2 2011.
Federated's total managed assets were $355.9 billion at June 30, 2012, up $6.5 billion or 2 percent from $349.4 billion at June 30, 2011 and down $7.7 billion or 2 percent from $363.6 billion reported at March 31, 2012. Average managed assets for Q2 2012 were $360.6 billion, up $6.4 billion or 2 percent from $354.2 billion reported for Q2 2011 and down $9.5 billion or 3 percent from $370.1 billion reported for Q1 2012. Net sales of equity and fixed-income funds and separate accounts were a positive $2.0 billion for Q2 2012.
“Continued demand for high-quality, income-oriented investment strategies fueled Federated's record gross sales of mutual funds, which topped $7 billion, during the quarter," said J. Christopher Donahue, president and chief executive officer. "Federated continued to meet investor demand for bond products from short-duration strategies to high yield, while a variety of dividend-oriented equity products, including an international-dividend strategy, were among the top sellers during the quarter."
Federated's board of directors declared a quarterly dividend of $0.24 per share. The dividend is payable on Aug. 15, 2012 to shareholders of record as of Aug. 8, 2012. During Q2 2012, Federated purchased 69,443 shares of Federated class B common stock for $1.2 million.
Federated's equity assets were $33.2 billion at June 30, 2012, up $1.8 billion or 6 percent from $31.4 billion at June 30, 2011 and down $0.9 billion or 3 percent from $34.1 billion at March 31, 2012. Top-selling equity funds during Q2 2012 on a net basis were Federated Strategic Value Dividend Fund, Federated International Leaders Fund and Federated International Strategic Value Dividend Fund.
Federated's fixed-income assets were a record $49.0 billion at June 30, 2012, up $6.6 billion or 16 percent from $42.4 billion at June 30, 2011 and up $2.8 billion or 6 percent from $46.2 billion at March 31, 2012. Fixed-income assets in liquidation portfolios were $8.1 billion at June 30, 2012. Fixed-income sales were driven by strong net flows into Federated Government Ultrashort Duration Fund, Federated Short-Term Income Fund, Federated Intermediate Government/Corporate Fund and Federated Institutional High Yield Bond Fund.
Money market assets in both funds and separate accounts were $265.5 billion at June 30, 2012, down slightly from $265.7 billion at June 30, 2011 and down $9.2 billion or 3 percent from $274.7 billion at March 31, 2012. Money market mutual fund assets were $238.6 billion at June 30, 2012, up $2.5 billion or 1 percent from $236.1 billion at June 30, 2011 and down $6.6 billion or 3 percent from $245.2 billion at March 31, 2012.

MEDIA:	MEDIA:	ANALYSTS:
Meghan McAndrew 412-288-8103	J.T. Tuskan 412-288-7895	Ray Hanley 412-288-1920

Federated Reports Q2 2012 Earnings	Page 2 of 10

Financial Summary
Q2 2012 vs. Q2 2011
Revenue increased by $6.4 million or 3 percent due primarily to a decrease of $9.1 million in voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields and due to an increase in average fixed-income assets. The reduction in fee waivers was primarily the result of improved yields available on securities held by money market funds. The revenue increase was partially offset by a decrease due to a change in the mix of average equity assets. See additional information about voluntary fee waivers in the table at the end of this financial summary.
Federated derived 52 percent of its revenue from equity and fixed-income assets (31 percent from equity assets and 21 percent from fixed-income assets), 47 percent from money market assets and 1 percent from other products and services.
Operating expenses increased $9.4 million or 6 percent primarily as a result of a $4.5 million increase in distribution expense related primarily to reduced fee waivers and increased compensation and related expense.
Q2 2012 vs. Q1 2012
Revenue increased by $1.9 million or 1 percent primarily related to a decrease in the aforementioned voluntary fee waivers due mainly to improved yields available on securities held by money market funds. This increase was partially offset by lower average money market assets and a change in the mix of average equity assets.
Operating expenses increased by $3.2 million or 2 percent. This increase was primarily related to an increase in compensation and related expense and intangible asset related expense.
YTD 2012 vs. YTD 2011
Revenue for the first half of 2012 decreased by $2.2 million, or less than 1 percent from the first half of 2011. The decrease in revenue was primarily related to an increase in the aforementioned voluntary fee waivers primarily as a result of higher average money market assets along with lower average yields available on securities held by money market funds in the first half of 2012, compared to the first half of 2011, and a change in the mix of average equity assets. This revenue decrease was partially offset by an increase related to higher average fixed-income and money market assets.
For the first half of 2012, Federated derived 52 percent of its revenue from equity and fixed-income assets (31 percent from equity assets and 21 percent from fixed-income assets), 47 percent from money market assets and 1 percent from other products and services.
Operating expenses for the first half of 2012 decreased by $13.0 million or 4 percent compared to the same period last year. The decrease primarily reflects a decrease in professional service fees due to nonrecurring legal expenses incurred in Q1 2011. Additionally, intangible asset related expense decreased due to certain intangible assets becoming fully amortized in 2011 as well as mark-to-market adjustments of an acquisition-related contingent payment liability in both periods.
Federated's level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others including asset levels, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers and expenses can impact Federated's activity levels and financial results significantly. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission.
Fee waivers to maintain positive or zero net yields could vary significantly in the future as they are contingent on a number of

Federated Reports Q2 2012 Earnings	Page 3 of 10

variables including, but not limited to, changes in assets within the money market funds, available yields on instruments held by the money market funds, actions by the Federal Reserve, the U.S. Department of the Treasury and other governmental entities, changes in expenses of the money market funds, changes in the mix of money market customer assets, Federated’s willingness to continue the fee waivers and changes in the extent to which the impact of the waivers is shared by third parties.

Money Market Fund Yield Waiver Impact
(in millions)

	Quarter Ended		Change Q2 2011 to Q2 2012	Quarter Ended	Change Q1 2012 to Q2 2012	Six Months Ended		Change YTD 2011 to YTD 2012
(Decrease)/Increase	June 30, 2012	June 30, 2011		March 31, 2012		June 30, 2012	June 30, 2011
Investment advisory fees	$(43.0)	$(49.6)	$6.6	$(52.9)	$9.9	$(95.9)	$(85.6)	$(10.3)
Other service fees	(27.3)	(29.8)	2.5	(27.5)	0.2	(54.8)	(57.2)	2.4
Total Revenue	$(70.3)	$(79.4)	$9.1	$(80.4)	$10.1	$(150.7)	$(142.8)	$(7.9)
Distribution expense	(53.1)	(57.8)	4.7	(57.5)	4.4	(110.6)	(107.3)	(3.3)
Operating income	$(17.2)	$(21.6)	$4.4	$(22.9)	$5.7	$(40.1)	$(35.5)	$(4.6)
Noncontrolling interest	0.0	(2.2)	2.2	(0.6)	0.6	(0.6)	(3.0)	2.4
Pre-tax impact	$(17.2)	$(19.4)	$2.2	$(22.3)	$5.1	$(39.5)	$(32.5)	$(7.0)
Federated will host an earnings conference call at 9 a.m. Eastern on July 27, 2012. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed in real time on the Internet via the About Federated section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and through Aug. 3, 2012 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering codes 286 and 397419.
Federated Investors, Inc. is one of the largest investment managers in the United States, managing $355.9 billion in assets as of June 30, 2012. With 138 funds and a variety of separately managed account options, Federated provides comprehensive investment management to approximately 4,700 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 3 percent of money market fund managers in the industry, the top 7 percent of equity fund managers and the top 7 percent of fixed-income fund managers1. For more information, visit FederatedInvestors.com.
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1 Strategic Insight, May 31, 2012. Based on assets under management in open-end funds.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment adviser.

Certain statements in this press release, such as those related to the level of fee waivers incurred by the company, and product demand and asset flows constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain product demand and asset flows, which could vary significantly depending on market conditions, investment performance and investor behavior. Other risks and uncertainties also include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q2 2012 Earnings	Page 4 of 10

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q2 2011 to Q2 2012	Quarter Ended	% Change Q1 2012 to Q2 2012
	June 30, 2012	June 30, 2011		March 31, 2012
Revenue
Investment advisory fees, net	$154,367	$149,127	4%	$149,348	3%
Administrative service fees, net	54,986	54,550	1	57,292	(4)
Other service fees, net	22,007	21,465	3	22,655	(3)
Other, net	772	635	22	986	(22)
Total Revenue	232,132	225,777	3	230,281	1

Operating Expenses
Compensation and related	65,215	62,493	4	64,065	2
Distribution	62,328	57,798	8	61,693	1
Professional service fees	9,932	8,548	16	10,308	(4)
Systems and communications	6,773	5,727	18	6,310	7
Office and occupancy	6,119	6,032	1	6,253	(2)
Travel and related	3,336	3,253	3	2,751	21
Advertising and promotional	3,316	2,841	17	2,928	13
Intangible asset related	822	1,629	(50)	21	3,814
Other	5,271	5,373	(2)	5,605	(6)
Total Operating Expenses	163,112	153,694	6	159,934	2
Operating Income	69,020	72,083	(4)	70,347	(2)

Nonoperating Income (Expenses)
Investment income, net	2,272	1,178	93	3,346	(32)
Debt expense	(3,690)	(4,577)	(19)	(3,711)	(1)
Other, net	(128)	(85)	51	(37)	246
Total Nonoperating Expenses, net	(1,546)	(3,484)	(56)	(402)	285
Income before income taxes	67,474	68,599	(2)	69,945	(4)
Income tax provision	24,401	25,714	(5)	25,538	(4)
Net income including noncontrolling interest in subsidiaries	43,073	42,885	0	44,407	(3)
Less: Net income attributable to the noncontrolling interest in subsidiaries	2,663	472	464	2,082	28
Net Income	$40,410	$42,413	(5)%	$42,325	(5)%

Amounts Attributable to Federated
Earnings Per Share[1]
Basic and Diluted	$0.39	$0.41	(5)%	$0.41	(5)%
Weighted-average shares outstanding
Basic	100,347	100,907		100,112
Diluted	100,347	100,917		100,112
Dividends declared per share	$0.24	$0.24		$0.24
1) Unvested share-based payment awards that receive non-forfeitable dividend rights are considered participating securities and are required to be included in the computation of earnings per share under the “two-class method.” Total income available to participating restricted shareholders was $1.5 million, $1.4 million and $1.5 million for the quarterly periods ended June 30, 2012, June 30, 2011 and March 31, 2012 respectively.

Federated Reports Q2 2012 Earnings	Page 5 of 10

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Six Months Ended		% Change
	June 30, 2012	June 30, 2011
Revenue
Investment advisory fees, net	$303,714	$308,717	(2)%
Administrative service fees, net	112,278	108,598	3
Other service fees, net	44,663	46,128	(3)
Other, net	1,758	1,217	44
Total Revenue	462,413	464,660	0

Operating Expenses
Compensation and related	129,280	126,889	2
Distribution	124,021	122,490	1
Professional service fees	20,240	34,734	(42)
Systems and communications	13,084	11,306	16
Office and occupancy	12,371	12,233	1
Advertising and promotional	6,244	6,003	4
Travel and related	6,087	5,692	7
Intangible asset related	843	5,408	(84)
Other	10,876	11,322	(4)
Total Operating Expenses	323,046	336,077	(4)
Operating Income	139,367	128,583	8

Nonoperating Income (Expenses)
Investment income, net	5,618	4,991	13
Debt expense	(7,401)	(9,215)	(20)
Other, net	(166)	(109)	52
Total Nonoperating Expenses, net	(1,949)	(4,333)	(55)
Income before income taxes	137,418	124,250	11
Income tax provision	49,938	46,312	8
Net income including noncontrolling interest in subsidiaries	87,480	77,938	12
Less: Net income attributable to the noncontrolling interests in subsidiaries	4,745	2,295	107
Net Income	$82,735	$75,643	9%

Amounts Attributable to Federated
Earnings Per Share[1]
Basic and Diluted	$0.80	$0.73	10%
Weighted-average shares outstanding
Basic	100,229	100,748
Diluted	100,229	100,793
Dividends declared per share	$0.48	$0.48
1) Unvested share-based payment awards that receive non-forfeitable dividend rights are considered participating securities and are required to be included in the computation of earnings per share under the “two-class method.” Total income available to participating restricted shareholders was $3.0 million and $2.5 million for the six months ended June 30, 2012 and June 30, 2011, respectively.

Federated Reports Q2 2012 Earnings	Page 6 of 10

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	June 30, 2012	Dec. 31, 2011
Assets
Cash and other investments	$327,129	$322,317
Other current assets	50,019	44,194
Intangible assets, net and goodwill	721,310	720,926
Other long-term assets	64,153	63,419
Total Assets	$1,162,611	$1,150,856

Liabilities and Equity
Current liabilities	$162,702	$187,356
Long-term debt	297,500	318,750
Other long-term liabilities	113,990	101,567
Equity excluding treasury stock	1,355,504	1,315,664
Treasury stock	(767,085)	(772,481)
Total Liabilities and Equity	$1,162,611	$1,150,856

Federated Reports Q2 2012 Earnings	Page 7 of 10

Changes in Equity and Fixed-Income Fund and Separate Account Assets
(in millions)

	Quarter Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Equity Funds
Beginning assets	$23,612	$21,930	$22,848	$21,930	$22,626
Sales	1,529	1,823	1,456	3,352	3,014
Redemptions	(1,797)	(2,187)	(1,701)	(3,984)	(3,724)
Net redemptions	(268)	(364)	(245)	(632)	(710)
Net exchanges	3	(12)	(5)	(9)	(4)
Market gains and losses/reinvestments[1]	(676)	2,058	80	1,382	766
Ending assets	$22,671	$23,612	$22,678	$22,671	$22,678

Equity Separate Accounts[2]
Beginning assets	$10,505	$8,957	$8,793	$8,957	$8,176
Sales[3]	836	1,461	573	2,297	1,265
Redemptions[3]	(697)	(486)	(744)	(1,183)	(1,350)
Net sales (redemptions)[3]	139	975	(171)	1,114	(85)
Net exchanges	(9)	0	8	(9)	21
Market gains and losses/reinvestments[1]	(85)	573	72	488	590
Ending assets	$10,550	$10,505	$8,702	$10,550	$8,702

Total Equity[2]
Beginning assets	$34,117	$30,887	$31,641	$30,887	$30,802
Sales[3]	2,365	3,284	2,029	5,649	4,279
Redemptions[3]	(2,494)	(2,673)	(2,445)	(5,167)	(5,074)
Net (redemptions) sales[3]	(129)	611	(416)	482	(795)
Net exchanges	(6)	(12)	3	(18)	17
Market gains and losses/reinvestments[1]	(761)	2,631	152	1,870	1,356
Ending assets	$33,221	$34,117	$31,380	$33,221	$31,380

Fixed-Income Funds
Beginning assets	$38,526	$37,241	$32,689	$37,241	$31,933
Sales	5,636	4,822	4,335	10,458	9,245
Redemptions	(3,639)	(3,987)	(4,339)	(7,626)	(8,720)
Net sales (redemptions)	1,997	835	(4)	2,832	525
Net exchanges	(1,510)	(59)	1,818	(1,569)	1,806
Market gains and losses/reinvestments[1]	481	509	371	990	610
Ending assets	$39,494	$38,526	$34,874	$39,494	$34,874

Fixed-Income Separate Accounts[2]
Beginning assets	$7,695	$7,573	$9,067	$7,573	$8,772
Sales[3]	624	220	534	844	1,085
Redemptions[3]	(521)	(280)	(405)	(801)	(779)
Net sales (redemptions)[3]	103	(60)	129	43	306
Net exchanges	1,592	0	(1,807)	1,592	(1,807)
Market gains and losses/reinvestments[1]	84	182	155	266	273
Ending assets	$9,474	$7,695	$7,544	$9,474	$7,544

Total Fixed Income[2]
Beginning assets	$46,221	$44,814	$41,756	$44,814	$40,705
Sales[3]	6,260	5,042	4,869	11,302	10,330
Redemptions[3]	(4,160)	(4,267)	(4,744)	(8,427)	(9,499)
Net sales[3]	2,100	775	125	2,875	831
Net exchanges	82	(59)	11	23	(1)
Market gains and losses/reinvestments[1]	565	691	526	1,256	883
Ending assets	$48,968	$46,221	$42,418	$48,968	$42,418
1) Reflects the approximate changes in the market value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts and sub-advised funds and other managed products.
3) For certain accounts, Sales, Redemptions or Net sales (redemptions) are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses/reinvestments.

Federated Reports Q2 2012 Earnings	Page 8 of 10

Changes in Liquidation Portfolios
(in millions)

	Quarter Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Liquidation Portfolios[1]
Beginning assets	$8,583	$8,856	$10,384	$8,856	$10,708
Sales[2]	0	0	0	0	2
Redemptions[2]	(458)	(273)	(420)	(731)	(745)
Net redemptions[2]	(458)	(273)	(420)	(731)	(743)
Market gains and losses/reinvestments[3]	(1)	0	0	(1)	(1)
Ending Assets	$8,124	$8,583	$9,964	$8,124	$9,964
1) Liquidation portfolios include portfolios of distressed fixed-income securities. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from these portfolios are lower than those of traditional separate account mandates.
2) Sales, Redemptions or Net redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses/reinvestments.
3) Reflects the approximate changes in the market value of the securities held by the portfolios, and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

Federated Reports Q2 2012 Earnings	Page 9 of 10

MANAGED ASSETS (in millions)	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011
By Asset Class
Equity	$33,221	$34,117	$30,887	$27,971	$31,380
Fixed-income	48,968	46,221	44,814	42,883	42,418
Money market	265,548	274,704	285,140	271,653	265,651
Liquidation portfolios[1]	8,124	8,583	8,856	9,144	9,964
Total Managed Assets	$355,861	$363,625	$369,697	$351,651	$349,413
By Product Type
Funds:
Equity	$22,671	$23,612	$21,930	$20,140	$22,678
Fixed-income	39,494	38,526	37,241	35,620	34,874
Money market	238,610	245,232	255,857	245,293	236,077
Total Fund Assets	$300,775	$307,370	$315,028	$301,053	$293,629
Separate Accounts:
Equity	$10,550	$10,505	$8,957	$7,831	$8,702
Fixed-income	9,474	7,695	7,573	7,263	7,544
Money market	26,938	29,472	29,283	26,360	29,574
Total Separate Accounts	$46,962	$47,672	$45,813	$41,454	$45,820
Total Liquidation Portfolios[1]	$8,124	$8,583	$8,856	$9,144	$9,964
Total Managed Assets	$355,861	$363,625	$369,697	$351,651	$349,413

AVERAGE MANAGED ASSETS	Quarter Ended
(in millions)	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011
By Asset Class
Equity	$32,993	$32,827	$29,965	$29,699	$31,520
Fixed-income	47,747	45,792	43,980	43,001	42,127
Money market	271,507	282,801	275,295	266,756	270,411
Liquidation portfolios[1]	8,353	8,703	9,030	9,309	10,138
Total Avg. Assets	$360,600	$370,123	$358,270	$348,765	$354,196
By Product Type
Funds:
Equity	$22,642	$23,075	$21,451	$21,491	$22,741
Fixed-income	38,901	38,128	36,546	35,478	33,534
Money market	243,454	251,825	249,324	239,406	239,642
Total Avg. Fund Assets	$304,997	$313,028	$307,321	$296,375	$295,917
Separate Accounts:
Equity	$10,351	$9,752	$8,514	$8,208	$8,779
Fixed-income	8,846	7,664	7,434	7,523	8,593
Money market	28,053	30,976	25,971	27,350	30,769
Total Avg. Separate Accounts	$47,250	$48,392	$41,919	$43,081	$48,141
Total Avg. Liquidation Portfolios[1]	$8,353	$8,703	$9,030	$9,309	$10,138
Total Avg. Managed Assets	$360,600	$370,123	$358,270	$348,765	$354,196
1) Liquidation portfolios include portfolios of distressed fixed-income securities. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from these portfolios are lower than those of traditional separate account mandates.

Federated Reports Q2 2012 Earnings	Page 10 of 10

AVERAGE MANAGED ASSETS	Six months ended
(in millions)	June 30, 2012	June 30, 2011
By Asset Class
Equity	$32,910	$31,288
Fixed-income	46,769	41,657
Money market	277,154	271,976
Liquidation portfolios[1]	8,528	10,336
Total Avg. Assets	$365,361	$355,257
By Product Type
Funds:
Equity	$22,859	$22,670
Fixed-income	38,514	32,899
Money market	247,640	240,008
Total Avg. Fund Assets	$309,013	$295,577
Separate Accounts:
Equity	$10,051	$8,618
Fixed-income	8,255	8,758
Money market	29,514	31,968
Total Avg. Separate Accounts	$47,820	$49,344
Total Avg. Liquidation Portfolios[1]	$8,528	$10,336
Total Avg. Managed Assets	$365,361	$355,257
1) Liquidation portfolios include portfolios of distressed fixed-income securities. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from these portfolios are lower than those of traditional separate account mandates.